THIRD AMENDMENT TO CREDIT AGREEMENT

THIS THIRD AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is entered into as of July 29, 2005, between PHYTO-SOURCE, L.P., a Texas limited partnership  (“Borrower”) and AMEGY BANK NATIONAL ASSOCIATION, a national banking association and formerly known as Southwest Bank of Texas N.A. (“Lender”).  Capitalized terms used but not defined in this Amendment shall have the meanings given them in the Credit Agreement (as amended by this Amendment).

RECITALS

A.

Borrower and Lender entered into that certain Credit Agreement dated August 4, 2003 (as amended by the First Amendment to Credit Agreement dated October 22, 2003, and the Second Amendment to Credit Agreement dated as of July 30, 2004 (as amended, the “Credit Agreement”).

B.

In connection with the Credit Agreement, Borrower executed and delivered to Lender that certain Revolving Note of even date with the Credit Agreement, payable to the order of Lender in the original principal amount of $1,500,000 (as renewed, extended, replaced or otherwise modified prior to  the date of this Amendment, the “Revolving Note”).

C.

Borrower executed and delivered for the benefit of Lender, among other things, that certain Deed of Trust, Mortgage, Security Agreement and Financing Statement dated of even date with the Credit Agreement and recorded in the Official Public Records of Real Property of Harris County, Texas under File No. W916831 (as amended, restated or supplemented prior to the date of this Amendment, the “Deed of Trust”), securing the payment and performance of the Obligation under and as defined in the Credit Agreement.

D.

Borrower caused to be issued by Commonwealth Land Title Insurance Company (the “Title Company”) that certain Mortgagee Policy of Title Insurance dated August 11, 2003, under Policy No. 535-0130055 (the “Policy”), insuring the dignity and priority of the lien created and evidenced by the Deed of Trust.

E.

Borrower has requested that Lender modify the Credit Agreement, the Revolving Note and other Loan Documents as hereafter provided and Lender is willing to do so on the terms and conditions hereinafter set forth.

AGREEMENTS

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are acknowledged, the undersigned hereby agree as follows:

1.

Modification of Credit Agreement.

(a)

Definitions.  Section 1.1 of the Credit Agreement is hereby amended to delete the defined term “Termination Date” in its entirety and replace with the following:

Termination Date means, (i) with regard to the Revolving Note, the earlier of (a) July 31, 2006, and (b) the effective date that Lender’s commitment under this Agreement is otherwise canceled or terminated in accordance with Section 13 of this Agreement, and (ii) with regard to the Term Note, the earlier of (a) July 31, 2006, and (b) the effective date that Lender’s commitment under this Agreement is otherwise canceled or terminated in accordance with Section 13 of this Agreement.

(b)

Interest.  Section 4.5 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

“4.5

Interest.  Except as otherwise provided in Section 4.6, (a) Borrowings under the Revolving Loan shall accrue interest at an annual rate equal to the lesser of (i) the Base Rate, minus 0.5% or (ii) the Maximum Rate and (b) Borrowings under the Term Loan shall accrue interest at an annual rate equal to the lesser of (i) 6.0% or (ii) the Maximum Rate.  Each change in the Base Rate or Maximum Rate is effective as of the effective date of such change without notice to Borrower or any other Person.”

2.

Endorsement of Mortgagee Policy of Title Insurance.  Contemporaneously with the execution and delivery hereof, Borrower shall, at its sole cost and expense, cause the Title Company to issue and deliver to Lender an endorsement, in form and content acceptable to Lender, showing that the Policy remains in effect and unimpaired, notwithstanding the execution and delivery of this Amendment and the terms and conditions contained herein.

3.

Conditions.  This Amendment shall be effective once each of the following has been delivered to Lender:

(a)

this Amendment executed by Borrower and Lender;

(b)

Guarantors’ Consent and Agreement executed by the Guarantors (as defined in the Credit Agreement);

(c)

Evidence reasonably satisfactory to Lender that all conditions to consummation of the Sixth Amendment of the Credit Agreement, Modification of Notes and Termination of Guaranties dated of even date with this Amendment among Lender, Chusei (U.S.A.) Inc., and the guarantors party thereto have been satisfied or otherwise waived (other than the delivery of this Amendment and the items delivered in connection herewith; and

(d)

such other documents, instruments and information as Lender or its legal counsel may reasonably request.

4.

Liens.  Borrower acknowledges and agrees that all liens created and evidenced by the Deed of Trust and any other Loan Documents are valid and subsisting liens on the assets of Borrower pledged under such documents.  It is hereby expressly agreed that the Liens created by such documents are hereby preserved, maintained, renewed (but does not extinguish) and carried forward to secure the payment of the Obligation and the other obligations covered by such documents, with the same priority as of the date such liens were originally created.

5.

Scope of Amendment; Ratification; Release.  The terms and provisions of this Amendment shall modify and supersede all inconsistent terms and provisions set out in the Loan Documents.  Except as specifically amended by this Amendment, the Loan Documents are unchanged and continue in full force and effect and are valid, binding and enforceable against Borrower in accordance with their respective terms.  Borrower hereby releases Lender (together with its agents, employees, successors and assigns) from any liability for actions or omissions in connection with the Credit Agreement and the other Loan Documents prior to the date of this Amendment.

6.

Representations and Warranties.  Borrower represents and warrants to Lender that (a) it possesses all requisite power and authority to execute, deliver and comply with the terms of this Amendment, (b) this Amendment has been duly authorized and approved by all requisite partnership action on the part of Borrower, (c) no other consent of any individual or entity (other than Lender) is required for this Amendment to be effective, (d) the execution and delivery of this Amendment does not violate its organizational documents, (e) the representations and warranties in each Loan Document to which it is a party are true and correct in all material respects on and as of the date of this Amendment as though made on the date of this Amendment (except to the extent that such representations and warranties speak to a specific date and except that with respect to section 8.8 of the Credit Agreement, Borrower has, with the acknowledgement and consent of the Lender, entered into a Master Lease Agreement with SWBT Capital, LLC dated October 22, 2003 and related documents), (f) it is in full compliance with all covenants and agreements contained in each Loan Document to which it is a party, and (g) no Default or Potential Default has occurred and is continuing.  The representations and warranties made in this Amendment shall survive the execution and delivery of this Amendment.  No investigation by Lender is required for Lender to rely on the representations and warranties in this Amendment.

7.

Miscellaneous.

(a)

No Waiver of Defaults.  This Amendment does not constitute (i) a waiver of, or a consent to, (A) any provision of the Credit Agreement or any other Loan Document not expressly referred to in this Amendment, or (B) any present or future violation of, or default under, any provision of the Loan Documents, or (ii) a waiver of Lender’s right to insist upon future compliance with each term, covenant, condition and provision of the Loan Documents.

(b)

Form.  Each agreement, document, instrument or other writing to be furnished Lender under any provision of this Amendment must be in form and substance satisfactory to Lender and its counsel.

(c)

Headings.  The headings and captions used in this Amendment are for convenience only and will not be deemed to limit, amplify or modify the terms of this Amendment, the Credit Agreement, or the other Loan Documents.

(d)

Costs, Expenses and Attorneys’ Fees.  Borrower agrees to pay or reimburse Lender on demand for all its reasonable out-of-pocket costs and expenses incurred in connection with the preparation, negotiation, and execution of this Amendment, including, without limitation, the reasonable fees and disbursements of Lender’s counsel.

(e)

Severability.  Whenever possible each provision of this Amendment shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Amendment shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Amendment.

(f)

Successors and Assigns.  This Amendment shall be binding upon and inure to the benefit of each of the undersigned and their respective successors, assigns, heirs and legal representatives, as applicable.

(g)

Multiple Counterparts.  This Amendment may be executed in any number of counterparts with the same effect as if all signatories had signed the same document.  All counterparts must be construed together to constitute one and the same instrument.  This Amendment may be transmitted and signed by facsimile.  The effectiveness of any such documents and signatures shall, subject to applicable law, have the same force and effect as manually-signed originals and shall be binding on Borrower and Lender.

(h)

Governing Law.  THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS AND THE APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.  This Amendment has been entered into in Harris County, Texas, and it shall be performable for all purposes in Harris County, Texas.  Courts within the State of Texas shall have jurisdiction over any and all disputes among Borrower, Guarantors and Bank, whether in law or equity, including, but not limited to, any and all disputes arising out of or relating to this Amendment or any other Loan Documents; and venue in any such dispute whether in federal or state court shall be laid in Harris County, Texas.

(i)

Non-Application of Chapter 346 of Texas Finance Code.  The provisions of Chapter 346 of the Texas Finance Code (which regulates certain revolving loan accounts and revolving tri-party accounts) are specifically declared by the parties hereto not to be applicable to this Amendment or any of the other Loan Documents or to the transactions contemplated hereby.

(j)

Arbitration.  Upon the demand of any party to this Amendment, any dispute shall be resolved by binding arbitration as provided for in Section 14.9 of the Credit Agreement.

(k)

Entirety.  The Loan Documents (as amended hereby) Represent the Final Agreement Among the parties and May Not Be Contradicted by Evidence of Prior, Contemporaneous, or Subsequent Oral Agreements by the Parties.  There Are No Unwritten Oral Agreements among the Parties.

[Signatures are on the following pages.]

This Amendment is executed on the date(s) set out in the respective acknowledgments below, but is to be effective for all purposes as of date set out in the preamble to this Amendment.

BORROWER:

PHYTO-SOURCE, L.P.,

a Texas limited partnership

By:   PHYTO-VENTURE, LLC,

 a Texas limited liability company

         its General Partner,

        By:

         Stephen P. Mayeux, Manager

        By:

        Charles Butt, Manager

LENDER:

AMEGY BANK NATIONAL ASSOCIATION

By:

Blake A. Stoehr, Vice President

Signature and Acknowledgment Page to Modification Agreement

GUARANTORS’ CONSENT AND AGREEMENT TO

THIRD AMENDMENT TO CREDIT AGREEMENT

As an inducement to Lender to execute, and in consideration of Lender’s execution of, this Amendment, the undersigned hereby consent to this Amendment and agree that this Amendment shall in no way release, diminish, impair, reduce or otherwise adversely affect the obligations and liabilities of the undersigned under the Guaranty Agreement executed by the undersigned in connection with the Credit Agreement, or under any Loan Documents, agreements, documents or instruments executed by the undersigned to create liens, security interests or charges to secure any of the Obligation (as defined in the Credit Agreement), all of which are in full force and effect.  Each of the undersigned further represents and warrants to Lender that (a) the representations and warranties in each Loan Document to which it is a party are true and correct in all material respects on and as of the date of this Amendment as though made on the date of this Amendment (except to the extent that such representations and warranties speak to a specific date), (b) it is in full compliance with all covenants and agreements contained in each Loan Document to which it is a party, and (c) no Default or Potential Default has occurred and is continuing.  Guarantors hereby release Lender (together with its agents, employees, successors and assigns) from any liability for actions or omissions in connection with the Loan Documents prior to the date of this Amendment.  This Guarantors’ Consent and Agreement shall be binding upon the undersigned, and their respective successors and assigns, and shall inure to the benefit of Lender, and its successors and assigns.

CHUSEI (U.S.A.), INC., a Texas corporation

By: ______________________________

  William E. Sonnier, President

FORBES MEDI-TECH (USA) INC.,

a Delaware corporation

By: ______________________________

  Charles Butt, President

Signature and Acknowledgment Page to Modification Agreement